EXHIBIT 10.1

THE BANK OF GREENE COUNTY
DEATH BENEFIT ONLY PLAN

THE BANK OF GREENE COUNTY, a federally-chartered savings bank located in Catskill, New York (the “Bank”) adopts the Death Benefit Only Plan (the “Plan”) effective this 1st day of February, 2021.  The purpose of this Plan is to retain and reward the Participant, by providing a death benefit to the designated beneficiary of the Participant.  The Bank will pay the death benefit from its general assets.

Article 1
Definitions

Whenever used in this Plan, the following terms shall have the meanings specified:

1.1	“Beneficiary” means each designated person, or the estate of the deceased Participant, entitled to benefits, if any, upon the death of the Participant.

1.2
“Beneficiary Designation Form” means the form established from time to time by the Plan Administrator that the Participant completes, signs and returns to the Plan Administrator to designate one or more Beneficiaries.

1.3	“Board” means the Board of Directors of the Bank as from time to time constituted.

1.4	“Election Form” means the form presented by the Plan Administrator to an eligible Participant and required to be completed by the Participant to indicate acceptance of participation in this Plan.

1.5	“ERISA” means the Employee Retirement Income Security Act of 1974, as currently in effect and as may hereafter be amended from time to time.

1.6	“Effective Date” means February 1, 2021.

1.7
“Participant” means an active employee of the Bank (i) who is selected to participate in the Plan, (ii) who consented to participate in the Plan, (iii) who is presented with and signs both a Beneficiary Designation Form and Election Form, (iv) whose signed Beneficiary Designation Form and Election Form are accepted by the Plan Administrator and (v) whose Participation has not terminated.

1.8	“Plan Administrator” means the person or committee appointed by the Board to administer the Plan in accordance with Article 7.

1.9	“Separation from Service” means termination of the Participant’s employment with the Bank for reasons other than death.

Article 2
Participation and Benefits

2.1
Selection by Plan Administrator.  Participation in the Plan shall be limited to those employees of the Bank selected by the Plan Administrator, in its sole discretion, to participate in the Plan.  No employee who is not a member of a select group of management or highly compensated employees (within the meaning of Section 2520.104-24(a)(1) of Department of Labor regulations) shall be selected for participation in the Plan. Notwithstanding any other provision of this Plan, the eligibility of an employee to participate in the Plan is conditioned on a determination that life insurance on the life of such employee can be purchased at standard rates.  If an employee cannot be insured at standard rates then, notwithstanding the initial selection of such employee, the Plan Administrator may determine in is complete discretion that the employee shall not participate in the Plan.

2.2
Enrollment Requirements.  As a condition to participation, each selected Participant shall complete, execute and return to the Plan Administrator a Beneficiary Designation Form and Election Form.  In addition, the Plan Administrator shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

2.3
Death Prior to Separation from Service.  If the Participant dies prior to Separation from Service, the Beneficiary shall be entitled to receive a death benefit equal to the amount set forth on the Participant’s Election Form.  The Bank shall have the sole discretion to determine the amount of benefits for each Participant. The Bank shall pay this benefit in a lump sum within sixty (60) days following the Participant’s death.  The Beneficiary shall be required to provide to the Bank the Participant’s death certificate upon such request by the Bank.

2.4	Death After Separation from Service. If the Participant dies following Separation from Service, the Beneficiary will not be entitled to a benefit under this Plan.

Article 3
General Limitations

3.1
Removal.  Notwithstanding any provision of this Plan to the contrary, the Bank shall not distribute any benefit under this Plan if the Participant is subject to a final removal, prohibition order, or similar order issued by an appropriate state or federal regulatory agency.

3.2
Suicide or Misstatement.  No benefit shall be distributed if the Participant commits suicide within two (2) years after the date of this Plan, or if the Plan Administrator determines that (i) the Participant made material misstatements of fact on an application for life insurance, or (ii) for any other reason.

3.3
Benefits Solely From General Assets. The benefits provided by the Plan shall be paid solely from the general assets of the Bank. No Participant, Beneficiary, or other person shall have any claim against, right to, or security or other interest in, any specific fund, account, insurance policy, or other asset of the Bank with respect to benefits under the Plan.

Article 4
Beneficiaries

4.1
In General.  The Participant shall have the right, at any time, to designate a Beneficiary to receive any benefit distributions under this Plan upon the death of the Participant.  The Beneficiary designated under this Plan may be the same as or different from the beneficiary designated under any other plan of the Bank in which the Participant participates.

4.2
Designation.  The Participant shall designate a Beneficiary by completing and signing the Beneficiary Designation Form and delivering it to the Plan Administrator or its designated agent. The Participant's beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Participant or if the Participant names a spouse as Beneficiary and the marriage is subsequently dissolved.  The Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator’s rules and procedures.  Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled.  The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Plan Administrator prior to the Participant’s death.

4.3	Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Plan Administrator or its designated agent.

4.4
No Beneficiary Designation.  If the Participant dies without a valid beneficiary designation, or if all designated Beneficiaries predecease the Participant, then the Participant’s spouse shall be the designated Beneficiary.  If the Participant has no surviving spouse, any benefit shall be paid to the Participant's estate.

4.5
Facility of Distribution.  If the Plan Administrator determines in its discretion that a benefit is to be distributed to a minor, to a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Plan Administrator may direct distribution of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person.  The Plan Administrator may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit.  Any distribution of a benefit shall be a distribution for the account of the Participant and the Beneficiary, as the case may be, and shall completely discharge any liability under this Plan for such distribution amount.

Article 5
Claims And Review Procedure

5.1	Claims Procedure. The Participant’s Beneficiary (“claimant”) who has not received benefits under the Plan that he or she believes should be paid shall make a claim for such benefits as follows:

5.1.1
Initiation – Written Claim.  The claimant initiates a claim by submitting to the Plan Administrator a written claim for the benefits.  If such a claim relates to the contents of a notice received by the claimant, the claim must be made within sixty (60) days after such notice was received by the claimant.  All other claims must be made within one hundred eighty (180) days of the date on which the event that caused the claim to arise occurred.  The claim must state with particularity the determination desired by the claimant.

5.1.2
Timing of Bank Response.  The Bank shall respond to such claimant within ninety (90) days after receiving the claim.  If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional ninety (90) days by notifying the claimant in writing, prior to the end of the initial ninety (90) day period, that an additional period is required.  The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

5.1.3
Notice of Decision.  If the Bank denies part or all of the claim, the Bank shall notify the claimant in writing of such denial.  The Bank shall write the notification in a manner calculated to be understood by the claimant.  The notification shall set forth:

(a)	The specific reasons for the denial;
(b)	A reference to the specific provisions of the Plan on which the denial is based;
(c)	A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed;
(d)	An explanation of the Plan’s review procedures and the time limits applicable to such procedures; and
(e)	A statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

5.2	Review Procedure. If the Bank denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Bank of the denial, as follows:

5.2.1	Initiation – Written Request. To initiate the review, the claimant, within sixty (60) days after receiving the Bank’s notice of denial, must file with the Bank a written request for review.

5.2.2
Additional Submissions – Information Access.  The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim.  The Bank shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits.

5.2.3
Considerations on Review.  In considering the review, the Bank shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

5.2.4
Timing of Bank’s Response.  The Bank shall respond in writing to such claimant within sixty (60) days after receiving the request for review.  If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional sixty (60) days by notifying the claimant in writing, prior to the end of the initial sixty (60) day period, that an additional period is required.  The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

5.2.5
Notice of Decision.  The Bank shall notify the claimant in writing of its decision on review.  The Bank shall write the notification in a manner calculated to be understood by the claimant.  The notification shall set forth:

(a)	The specific reasons for the denial;
(b)	A reference to the specific provisions of the Plan on which the denial is based;
(c)
A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits; and

(d)	A statement of the claimant’s right to bring a civil action under ERISA Section 502(a).

Article 6
Amendments And Termination

The Bank may, by action of its Board, amend or terminate the Plan at any time, or may amend or terminate the Participant’s rights under the Plan at any time prior to the Participant’s death, by providing written notice to the Participant.

Article 7
Administration

7.1
Designation of Plan Administrator.  The Bank, by action of its Board, may appoint one or more persons, or a committee, to serve as the Plan Administrator.  The Plan Administrator is the named fiduciary of the Plan within the meaning of Section 402(a)(1) of ERISA with authority to control and manage the operation and administration of the Plan.  If no such person or persons is appointed by the Board, the Board shall be the Plan Administrator.

7.2
Plan Administrator Duties.  The Plan Administrator shall have the sole discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all ques-tions including interpretations of this Plan, as may arise in connection with this Plan. Any interpretation of the Plan or other determination with respect to the Plan by the Plan Administrator or its delegate shall be final and conclusive on all persons in the absence of clear and convincing evidence that the Plan Administrator or its delegate acted arbitrarily or capriciously.

7.3
Agents.  In the administration of this Plan, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Bank.

7.4
Binding Effect of Decisions.  The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of this Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in this Plan.

7.5
Indemnity of Plan Administrator.  The Bank shall indemnify and hold harmless the Plan Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Plan Administrator or a breach of its fiduciary responsibilities under ERISA.

7.6
Information.  To enable the Plan Administrator to perform its functions, the Bank shall supply full and timely information to the Plan Administrator on all matters relating to the date and circumstances of the death or Separation from Service of the Participant, and such other pertinent information as the Plan Administrator may reasonably require.

Article 8
Claims Procedure

8.1
Filing a claim. Only Participants and Beneficiaries or the guardian, legal representative or person having the care or custody of a minor, incompetent person or incapable person who is a beneficiary, or an executor or personal representative of the estate may file a claim. Claims shall be filed in writing.  Claims shall be filed with the Plan Administrator.

(a)
In General. A complete or partial denial of benefits will be provided by the Plan Administrator in writing within ninety (90) days of the Plan Administrator’s receipt of a claim. If the Plan Administrator determines that it needs additional time to review a claim, the Plan Administrator will provide the claimant with a written notice of the extension before the end of the initial ninety (90) day period. The extension will not be more than ninety (90) days from the end of the initial ninety (90) day period and the notice of extension will explain the special circumstances that require the extension and the date by which the Plan Administrator expects to make a decision.

(b)          Contents of Notice. The written notice of denial of benefits shall set forth the reasons for denial in plain language. The notice shall: (i) cite the pertinent provisions of the Plan document, and (ii) explain, where appropriate, how the claimant can perfect the claim, including a description of any additional material or information necessary to complete the claim and why such material or information is necessary. The claim denial also shall include an explanation of the claims review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse decision on review.

Article IX
Miscellaneous

9.1
Binding Effect.  This Plan shall bind the Participant and the Bank, their beneficiaries, survivors, executors, administrators and transferees and any Beneficiary, guardian, legal representative or other person claiming on behalf of a Beneficiary, executor, or personal representative.

9.2
Non-assignability. None of the benefits, payments, proceeds or claims of any Participant or Beneficiary shall be subject to any claim of any creditor of any Participant or Beneficiary and, in particular, the same shall not be subject to attachment or garnishment or other legal process by any creditor of such person, nor shall any Participant or Beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds which may be payable under the Plan.

9.3
No Guarantee of Employment.  This Plan is not an employment policy or contract. It does not give the Participant the right to remain an employee of the Bank, nor does it interfere with the Bank's right to discharge the employee.  It also does not require the Participant to remain an employee nor interfere with the employee’s right to terminate employment at any time.

9.4
Applicable Law.  The Plan and all rights hereunder shall be governed by and construed according to the laws of the State of New York, except to the extent preempted by the laws of the United States of America.

9.5	Reorganization. In the event that the Bank merges or consolidates into or with another company, the term “Bank” as used in this Plan shall be deemed to refer to the successor or survivor company.

9.6
Notice.  Any notice or filing required or permitted to be given to the Bank under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

The Bank of Greene County
PO Box 470, 302 Main Street
Catskill, NY 12414
Attn: Human Resources

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

Any notice or filing required or permitted to be given to the Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

9.7
Entire Plan.  This Plan, along with a Participant’s Election Form and Beneficiary Designation Form, constitutes the entire agreement between the Bank and the Participant as to the subject matter hereof.  No rights are granted to the Participant under this Plan other than those specifically set forth herein.

IN WITNESS WHEREOF, the Bank executes this Plan as of the date indicated above.

THE BANK OF GREENE COUNTY

By:  /s/ Donald Gibson
Donald E. Gibson

Title: President and Chief Executive Officer